 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Definitive Agreement.

        On July 26, 2005, the Board of Directors approved the following cash award payments to the Registrant's executive officers under the Fiscal 2005 Annual Incentive Plan: Craig G. Blunden, President and Chief Executive Officer, $231,563; Lilian Brunner, Senior Vice President-Chief Information Officer, $42,643; Thomas "Lee" Fenn, Senior Vice President-Chief Lending Officer, $44,888; Richard L. Gale, Senior Vice President-Mortgage Banking, $630,000; Milton J. Knox, Senior Vice President-Retail Banking, $27,702; and Donavon P. Ternes, Chief Financial Officer and Secretary, $85,476. The incentive-based cash awards are calculated as a percentage of the executive officers' annual base salary which is then adjusted (pre-determined formula) higher or lower by comparing actual business plan results to pre-determined business plan goals and by individual performance to pre-determined individual performance goals.

        The Board of Directors also approved a $7,000 cash award payment and a grant of 1,500 non-qualified stock options to each non-executive member of the Board of Directors. The options vest at a rate of 20% per year beginning July 26, 2006.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2005                                    PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                  /s/ Craig G. Blunden
                                                                  Craig G. Blunden
                                                                  Chairman, President & CEO.
                                                                  (Principal Executive Officer)

                                                                  /s/ Donavon P. Ternes
                                                                  Donavon P. Ternes
                                                                  Chief Financial Officer
                                                                 (Principal Financial and Accounting Officer)
